UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 6, 2013

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

(a)                                 On June 6, 2013, Activision Blizzard, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) in Santa Monica, California.

(b)                                 The following is a brief description of each matter voted on at the Annual Meeting and the manner with respect to which votes were cast with respect to each matter and the number of abstentions and “broker non-votes” with respect to each matter, other than proposal number 3, with respect to which there are no broker non-votes.

Proposal No. 1:  To elect 11 directors to serve one-year terms and until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

	For	Against	Abstain	Broker Non-Votes
Philippe G. H. Capron	790,704,901	206,399,595	914,851	39,216,286
Jean-Yves Charlier	880,201,344	113,754,961	4,063,042	39,216,286
Robert J. Corti	902,348,405	94,748,078	922,864	39,216,286
Frédéric R. Crépin	790,461,790	206,516,428	1,041,129	39,216,286
Jean-François Dubos	792,750,261	201,089,987	4,179,099	39,216,286
Lucian Grainge	867,717,157	126,239,840	4,062,350	39,216,286
Brian G. Kelly	908,461,182	88,636,991	921,174	39,216,286
Robert A. Kotick	920,221,324	73,533,305	4,264,718	39,216,286
Robert J. Morgado	896,791,913	97,165,328	4,062,106	39,216,286
Richard Sarnoff	985,105,081	8,854,118	4,060,148	39,216,286
Régis Turrini	880,367,277	113,591,666	4,060,404	39,216,286

Proposal No. 2:  To advise whether the compensation of the Company’s executive officers named in the “Summary Compensation Table” in the Company’s proxy statement for the Annual Meeting, as disclosed in that proxy statement pursuant to Item 402 of Regulation S-K, is approved.

For	Against	Abstain	Broker Non-Votes
737,225,290	258,971,607	1,822,450	39,216,286

Proposal No. 3:  To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013.

For	Against	Abstain
1,029,808,557	6,392,919	1,034,157

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2013

ACTIVISION BLIZZARD, INC.

By:	/s/ Chris B. Walther
Chris B. Walther
Chief Legal Officer